UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 7, 2005

Maverick Oil and Gas, Inc.

(Exact name of registrant as specified in its charter)

Nevada

(State or Other Jurisdiction of Incorporation)

333-100318	98-0377027
(Commission File Number)	(IRS Employer Identification Number)

1314 Las Olas Boulevard, Suite 803, Fort Lauderdale, Florida 33301

(Address of Principal Executive Offices)

(954) 463-0181

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13-e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Definitive Agreement

On April 7, 2005, Maverick Oil and Gas, Inc. (“Maverick”) entered into a definitive Stock Purchase Agreement (dated as of April 6th) to acquire 100% of the issued shares of Camden Resources, Inc. (“Camden”), a Dallas, Texas based private oil and gas producer for $88 Million in cash. Other than in respect of the transactions described herein, there are no material relationships between Maverick, Camden, or any of the shareholders of Camden.

The oil and gas assets to be acquired from Camden as part of the transaction are estimated by Maverick’s internal technical staff and consultants to contain reserves of 59 BCFE of Proved Reserves and 71 BCFE Total Reserves as of an April 1, 2005 effective date. The reserves are approximately 96% gas and 98% of the reserve value is operated by the Camden. Current production net to Camden is approximately 6,000 MCFE/Day and is expected to increase substantially after the transaction is closed due to recent drilling success in the principal asset known as Hostetter Field which is located in McMullen Co., Texas. The producing fields are located in South and Southeast Texas and comprise a total of 17 operated producing wells with an additional three wells being completed at this time and one additional well being drilled. In addition, Camden participates in four producing non-operated wells in the same geographical areas. Considerable development drilling will be conducted during the succeeding 24 months which is expected to increase net production to approximately 30,000 MCFE/Day by mid-2007.

The purchase price for 100% of the outstanding stock of Camden will be $88 million, due in cash at the closing, plus certain working capital adjustments that, based on recent Camden financial information, are expected to approximate $4 million. Of that amount, Maverick has deposited the sum of $5 million with Camden in escrow (the “Escrow Amount”) to secure its obligation to close the transaction. If the closing does not occur for whatever reason, the Escrow Amount will be retained by Camden as liquidated damages, unless such failure to close was as a result of Camden’s willful breach of any representations, warranties or agreements within the Stock Purchase Agreement the effect of which is to cause damages to Maverick in the amount of $10 million or more. Maverick expects to finance the transaction from working capital, and to a larger extent, by a combination of the placement of debt and the sale of unregistered equity securities, neither of which have yet been secured, but are being arranged by Maverick’s financial advisor, Sanders Morris Harris (NASDAQ: SMHG) of Houston, Texas.

The Stock Purchase Agreement contains negotiated representations, warranties, covenants and indemnities by each party which are believed to be customary for transactions of this kind. Certain of the indemnity obligations of the Camden parties in favor of Maverick shall only apply with respect to aggregate liabilities in excess of specified thresholds, are subject to caps and are only effective for specified periods of time.

Closing of the transaction is scheduled to occur on or before June 10, 2005. Closing is subject to the satisfaction of certain customary closing conditions, including finalization of audited financial statements by Camden, the absence of any material adverse conditions effecting

Camden or its assets, the continued accuracy of the representations and warranties contained within the Stock Purchase Agreement, the absence of any legal proceedings prohibiting the transaction, and the securing of sufficient financing by Maverick. However, failure of a closing condition will not effect Maverick’s obligation relative to the Escrow Amount, except as set forth above.

A full description of the transaction is contained within the Stock Purchase Agreement which is filed as an exhibit to this Current Report, and is incorporated herein by reference.

This Current Report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding future results, levels of activity, events, trends or plans. We have based these forward-looking statements on our current expectations and projections about such future results, levels of activity, events, trends or plans. These forward-looking statements are not guarantees and are subject to known and unknown risks, uncertainties and assumptions about us that may cause our actual results, levels of activity, events, trends or plans to be materially different from any future results, levels of activity, events, trends or plans expressed or implied by such forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “guidance”, “may”, “will”, “should”, “could”, “would”, “expect”, “plan”, “anticipate”, “believe”, “estimate”, “continue” or the negative of such terms or other similar expressions. In connection with the pending acquisition of Camden which is the subject matter of this Current Report, important factors that could cause actual results to differ materially from our expectations, include, but are not limited to: (i) completion of the pending acquisition, as contemplated, with the recognition that closing is subject to customary closing conditions, certain of which may be beyond our control; (ii) our ability to secure the necessary level of financing to complete the Camden acquisition, whether on terms we believe are commercially reasonable, or otherwise; (iii) our assumption that the audited financial statements of Camden (that will be completed prior to closing) will not differ materially from the un-audited financial statements reviewed by us; (iv) our assumption that the post closing level of oil and gas reserves will be consistent with the level of reserves we estimated prior to closing, based on available technical and operating data relevant to the assets to be acquired; (v) the recognition that the estimated level of oil and gas reserves, notwithstanding our due diligence efforts, is determined through an inherently subjective process that involves assumptions that may not be realized; (vi) our ability to drill for and extract commercial quantities of oil and gas after the Camden closing that are consistent with presently anticipated production levels; and (vii) our belief that the transaction will present an outstanding opportunity to deliver rapid growth to our business. As they pertain to our business, in general, important factors that could cause actual results to differ materially from our expectations, include, but are not limited to: our assumptions about energy markets, production levels, reserve levels, operating results, competitive conditions, technology, the availability of capital resources, capital expenditure obligations, the price, supply and demand for oil, natural gas and other products or services, currency exchange rates, the weather, inflation, the availability of goods and services, successful exploration and drilling, drilling risks, future processing volumes and pipeline throughput, general economic conditions, either nationally or internationally or in the jurisdictions in which we or any of our subsidiaries are doing business, legislative or regulatory changes, including changes in environmental regulation, environmental risks and liability under federal, state and foreign environmental laws and regulations, the securities or capital markets and other factors disclosed in our Annual Report on Form 10-KSB, our other filings with the Securities and Exchange Commission, as well as our other public documents and press releases which can be found on our web site (www.maverickoilandgas.com). Readers are cautioned not to place undue reliance on our forward looking statements, as they speak only as of the date made. Such statements are not guarantees of future performance or events and we undertake no obligation to disclose any revision to these forward looking statements to reflect events or circumstances occurring after the date hereof.

Item 9.01	Financial Statements and Exhibits.

(c) Exhibits.

10.1

Stock Purchase Agreement dated as of April 6, 2005 among Louisa K. Becker, James N. Dettl, Steven K. Miller, Bryant H. Patton, Marcus W. Rhoades, Robert N. Skinner and Yorktown Energy Partners IV, L.P., (Sellers), Camden Resources, Inc. and Maverick Oil and Gas, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MAVERICK OIL AND GAS, INC.
Date: April 12, 2005	By: /s/ V. Ray Harlow
V. Ray Harlow, CEO

Exhibit Index

10.1

Stock Purchase Agreement dated as of April 6, 2005 among Louisa K. Becker, James N. Dettl, Steven K. Miller, Bryant H. Patton, Marcus W. Rhoades, Robert N. Skinner and Yorktown Energy Partners IV, L.P., (Sellers), Camden Resources, Inc. and Maverick Oil and Gas, Inc.